SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                             MAY 7, 1997
           ------------------------------------------------
           Date of Report (date of earliest event reported)


                      NETWORK LONG DISTANCE, INC.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


    Delaware                     0-23172                77-1122018
---------------                -----------           ------------------
(State or Other                (Commission          (IRS Employer Iden-
Jurisdiction of                File Number)          tification Number)
Incorporation)

                          525 Florida Street
                     Baton Rouge, Louisiana  70801
                ---------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                             (504) 343-3125
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)







Page 1 of 146.

Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

               On April 25, 1997, Network Long Distance, Inc. (the "Registrant" or "Network") entered into, and on May 7, 1997 closed, an Agreement and Plan of Merger (the "Agreement") with Eastern Telecom International Corporation, a Virginia corporation, ("Eastern") wherein Eastern merged with and into a wholly-owned subsidiary of the Registrant with Eastern continuing on as the surviving corporation. The separate corporate existence of the subsidiary ceased and Eastern thereafter became a wholly-owned subsidiary of Network as a result of Network owning all outstanding shares of Eastern. For accounting purposes this business combination will be treated as a purchase.

               Each outstanding share of Eastern common stock was converted into the right to receive shares of the Registrant's Common Stock in accordance with the Exchange Ratio (as defined below), or (ii) the right to receive cash equal to the Per Share Consideration (also defined below). All shares of Eastern common stock to be converted into shares of the Registrant's Common Stock or the right to receive cash are hereinafter referred to as the "Converted Shares."

               The Exchange Ratio was defined as a number of shares of the Registrant's Common Stock determined by dividing (x) the Per Share Consideration by (y) $7.875, and rounding the result to three decimal places. The Per Share Consideration equaled approximately $31.5 million divided by the number of Eastern's issued and outstanding shares of common stock.

               The Agreement provided that Network send to each Eastern shareholder a cash election form providing for such shareholder (i) to elect to receive Network Common Stock with respect to all or any portion of such Shareholder's shares of Eastern common stock or (ii) to elect to receive cash with respect to all or any portion of such Shareholder's shares of Eastern Common. The number of shares of Eastern common stock to be converted in the merger into the right to receive cash shall not exceed $1.5 million. In the event more Eastern shareholders request cash in excess of $1.5 million, the Escrow Agent will make allocations of cash and Network shares in accordance with the Agreement.

               Also, the Registrant delivered to a designated Escrow Agent (i) that number of shares from the Share Consideration that are valued at $200,000, based on a price of $7.875 per share, and
          (ii) $200,000 in cash or cash equivalents as a reserve for any adjustments from the Closing Date in Eastern's long-term debt and/or working capital when verified by the Registrant's auditors.

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

               The Registrant has reserved for issuance a total of approximately 3,633,272 shares of its Common Stock to consummate the transaction.

               The Agreement provided for the appointment of John D. Crawford and Thomas G. Keefe, current Officers and Directors of Eastern, to be appointed to the Registrant's Board of Directors. In addition, Mr. Crawford will be appointed as the Registrant's Chairman of the Board of Directors and Mr. Keefe, Chief Financial Officer. For a period of two years from the Effective Date of the merger, the Registrant has agreed to use its best efforts to allow Eastern to designate for nomination such number of Directors as will give Eastern representation on Registrant's Board equal to the product of (x) the number of Directors on Registrant's Board multiplied by (y) the percentage that the Registrant's Common Stock held by Eastern shareholders in relation to the total aggregate number of the Registrant's Common Stock then outstanding.

               The Agreement contains numerous representations, warranties and covenants by both parties. A complete description of all warranties, representations and covenants are set forth in the Agreement included as an Exhibit to this Report.

               Concurrent with the execution of the Agreement and the closing, the Registrant and Eastern entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Eastern and its successors and assigns will have the right, commencing on June 30, 1997, to cause the Registrant to register the Registrant's Common Stock for sale under the Securities Act of 1933, as amended (the "Securities Act"), and to cause the Registrant to include the Registrant's Shares in any registration Statement filed under the Securities Act offering any other shares of the Registrant's Common Stock. The Registration Rights is attached to this Report as an Exhibit to the Agreement.

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Other Events
          ------------

               On May 7, 1997, Mr. Crawford was appointed by the Board of Directors to Chairman of the Board of Directors and Chief
          Executive Officer of the Registrant, replacing Mr. Michael M. Ross, who remains as a Director of the Reigstrant.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    The pro forma financial information and audited
                         financial statements required by this Item will be filed as an amendment to this Report no later than sixty (60) days from the date of this Report.

          (c)            Exhibits: Filed herewith pursuant to Reg. S-K
                                   Item 601 is the following exhibit.

Exhibit No.    Page           Description
-----------    ----           -----------

   10.1         6             Agreement and Plan of Merger dated April 21,
                              1997 between the Registrant and Eastern
                              Telecom International Corporation.

   10.2        142            Amendment No. 1 To Agreement and Plan of
                              Merger.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK LONG DISTANCE, INC.



Dated: May 7, 1997                   By:   /s/ MARC I. BECKER
                                           ----------------------------
                                            Marc I. Becker,
                                            Executive Vice President









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